EXHIBIT 10.24
                                          CONFIDENTIAL TREATMENT HAS BEEN SOUGHT
                                        FOR PORTIONS OF THIS EXHIBIT PURSUANT TO
                                        RULE 24B-2 UNDER THE SECURITIES EXCHANGE
                                                        ACT OF 1934, AS AMENDED.










                                  EXOGEN, INC.


                                       AND


                              SMITH & NEPHEW, INC.



                  UNITED STATES SALES REPRESENTATIVE AGREEMENT



                                 August 10, 1998

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


 1.     Appointment...........................................................1

 2.     Current Arrangements in Certain Territories...........................2

 3.     Commission............................................................3

 4.     Minimum Number of Orders..............................................4

 5.     Prices and Terms of Sale..............................................6

 6.     S&N's Responsibilities................................................6

 7.     Exogen's Responsibilities.............................................7

 8.     FDA Laws and Regulations..............................................9

 9.     HCFA Reimbursement Codes and CPT Codes...............................10

10.     Warranty Disclaimer; Limitation of Liability.........................10

11.     Insurance............................................................10

12.     Arbitration..........................................................11

13.     Assignment and Successors............................................11

14.     Effective Date, Term and Termination.................................11

15.     Relationship of Parties..............................................13

16.     Miscellaneous........................................................13

\


                                    EXHIBITS


Exhibit A                     Current Arrangements in Certain Territories

Exhibit B                     Prices, Discounts, Allowances and Terms of Sale

Exhibit C                     Potentially Transferred Employees

Exhibit D                     [Intentionally Omitted]

Exhibit E                     Form of Assignment and Assumption Agreement

                  UNITED STATES SALES REPRESENTATIVE AGREEMENT


                  Agreement dated as of August 10, 1998 between Exogen, Inc., a Delaware corporation of 10 Constitution Avenue, Piscataway, New Jersey 08855 ("Exogen"), and Smith & Nephew, Inc., a Delaware corporation of 1450 Brooks Road, Memphis, Tennessee 38116 ("S&N").


                             PRELIMINARY STATEMENTS

                  A. Exogen and S&N have entered into a Master Agreement, dated as of the date hereof (the "Master Agreement"), providing for, among other things, (i) the purchase of shares of Exogen's capital stock by S&N, (ii) the option in favor of S&N to enter into a U.S. Stocking Distribution Agreement, a Global Distribution Agreement and (in certain cases) one or more non-U.S. individual country Distribution Agreements, and (iii) the option to acquire additional shares of Exogen Common Stock.

                  B. The parties wish to enter into this Agreement as part of the relationship contemplated by and pursuant to the terms of the Master Agreement.


                  1. Appointment.


                      (a) Subject to the terms and conditions of this Agreement, for the term of this Agreement Exogen hereby appoints S&N as its exclusive representative for the Sale (as defined below) and promotion in the United States and Puerto Rico of all models of Exogen's Sonic Accelerated Fracture Healing System ("SAFHS"), including without limitation the SAFHS Model 2A (subject to Exhibit B), the SAFHS 2000 and the Exogen (or SAFHS) 3000 currently under development, including all improvements and enhancements thereto incorporated into the Products on a commercial basis, for the treatment of bone fractures, osteotomies, arthrodeses (other than spine fusion) and distractive osteogenesis ("Products"). The terms "Sale," "Sell," "Sold" and "Selling" as used in this Agreement shall include outright sales or transfer in which title to a Product passes to the customer and short and long term leases, bailments and other arrangements whereby Products are made available to users by Exogen. S&N hereby accepts such appointment. Exogen shall not itself Sell or solicit Sales, or authorize others to Sell or solicit Sales, for the use or delivery of the Products anywhere in the United States. Any inquiries regarding the Sale or potential Sale of the Products received by Exogen shall be referred to S&N.

                      (b) S&N shall have the right to discharge its obligations hereunder through its own employees, through its Affiliates (as defined in the Master Agreement), through independent sales representatives or distributors, provided that S&N shall at all times remain liable for the activities of such persons and for compliance with S&N's obligations under this Agreement. Attached as Exhibit C is a complete and accurate list of all employees of Exogen whose current primary responsibilities involve the Sale of the Products, together with the job title, job description, compensation and benefits of each such employee ("Potentially Transferred Employees"). S&N shall have the right to offer any or all Potentially Transferred Employees employment with S&N and Exogen shall encourage the Potentially Transferred Employees to whom S&N  offers  employment  to  accept  employment  with S&N.  S&N shall  have absolute discretion with respect to which, if any, of the Potentially Transferred Employees S&N may offer employment. S&N shall also have absolute discretion as to the compensation and benefits to be paid by S&N to any
Potentially Transferred Employee who accept S&N's offer of employment ("Transferred Employee"). S&N shall also have the right to establish the terms of the employment of the Transferred Employees and shall have the right to terminate or fire any Transferred Employee. Exogen shall be responsible for any severance and other obligations owed to Potentially Transferred Employees who do not become Transferred Employees and shall indemnify and hold S&N harmless from any claims, losses or damages relating to the Potentially Transferred Employees who do not become Transferred Employees. Exogen shall [****]; provided, however, Exogen's obligations shall not exceed those set forth in Exogen's severance policy in effect as of the date of this Agreement. Exogen shall also indemnify and hold S&N harmless from and against any claims, losses or damages with respect to Potentially Transferred Employees arising prior to or accrued to the date of this Agreement and with respect to Transferred Employees arising prior to or accrued to the date on which such employee becomes a Transferred Employee (except for any claims, losses or damages caused by S&N). S&N shall indemnify and hold harmless Exogen from and against any claims, losses or damages with respect to Transferred Employees arising on or after the date on which such employee becomes a Transferred Employee (except for (i) the specific severance obligation of Exogen set forth in the precedent sentence; and (ii) any claims, losses or damages caused by Exogen. The parties agree that if (a) any Potentially Transferred Employees who are identified in Exhibit C do not, during the first 180 days after the effective date of this Agreement, become a Transferred Employee or do not remain a Transferred Employee or sales representative or distributor of S&N (or employee thereof) at the end of such 180 day period, and (b) the percentage of volume as shown on Exhibit C associated with all Potentially Transferred Employees who do not become Transferred Employees or do not remain a Transferred Employee or sales representative or distributor (or employee thereof) of S&N at the end of such 180 day period exceeds 20%, then the sum of the number of Units listed next to such Potentially Transferred Employees will be deducted from the Minimum Number of Units for Contract Year 1, but in no event shall the reduction exceed [****] Units.

                      2. Current Arrangements in Certain Territories.

                      (a) Attached hereto as Exhibit A is a complete and accurate list of territories in the United States in which Exogen currently has agreements ("Distribution Agreements") with sales representatives or distributors ("Distributors") for the Sale of Products. Exogen represents and warrants that Exogen has delivered a full and complete copy of all Distribution Agreements to S&N, together with all addenda, amendments, modifications, extensions, renewals, and notices sent or received pursuant to the terms of each Distribution Agreement and copies or summaries of any programs or policies applicable to Distributors. Exogen further represents and warrants to S&N that the Distribution Agreements constitute a

------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

valid and binding obligation of the parties thereto and are in full force and effect and may be transferred to S&N and immediately thereafter will continue in full force and effect, and in each case without breaching the terms thereof resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with or providing any notice to, any other party. Exogen has fulfilled and performed in all material respects its obligations under each of the Distribution Agreements and Exogen is not in nor, to the best of its knowledge, alleged to be in breach or default under any of the Distribution Agreements, and there is no basis for termination of the Distribution Agreements. Exogen further represents and warrants that, to the best of Exogen's knowledge, no Distributor has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Exogen, or to the best of Exogen's knowledge by any Distributor. Exogen also represents and warrants that Exogen is not currently renegotiating any of the Distribution Agreements or has offered or paid or agreed to pay any consideration to any Distributor not required under the Distribution Agreements. Exogen further represents and warrants to S&N that there have been no modifications or amendments to the Distributor Agreements either orally or in practice other than those amendments delivered or described to S&N. Exogen shall make all payments and satisfy all of its obligations under the Distribution Agreements arising or accruing prior to the date of this Agreement. Any announcement or initial communication to the Distributors concerning the assignment of the Distribution Agreements from Exogen to S&N shall be mutually agreed upon by Exogen and S&N.

                      (b) Exogen and S&N shall, on the date of this Agreement, execute and deliver an Assignment and Assumption Agreement duly executed by Exogen in the form attached hereto as Exhibit E pursuant to which Exogen shall assign the Distribution Agreements to S&N and S&N shall assume the Distribution Agreements.


         3. Commission. S&N will be entitled to a commission of [****] on the Net Sales of Products by Exogen for use or delivery anywhere in the United States for sales up to the then applicable Minimum Number of Units (as defined in Section 4) and [****] of the Net Sales for Sales in excess of the then applicable Minimum Number of Units. "Net Sales" means the amount shown on the invoice as due from the patient and/or insurer, after giving effect to quantity or other discounts (as provided for in Section 5 hereof), less any shipping and insurance charges and taxes shown on such invoice and a reasonable reserve for bad debt. The reserve for bad debt shall be estimated based upon Exogen's history of reimbursement for the Products by patients and/or insurers during the preceding 12-month period. This reserve will be recalculated at the end of each calendar quarter and the new estimate will be applied to all Net Sales of Products sold during the next following calendar quarter. Adjustments to Net Sales for Units returned unused shall not be included in the reserve for bad debt, but shall be credited against and reduce any future commission payable to S&N in an amount equal to the original commission paid to S&N on such Net Sales. Exogen shall, within 15 days after the end of each

------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

month, deliver to S&N (i) a report showing the Net Sales of Products Sold during such month (which report shall include physician and patient information) on a sales territory by sales territory basis and (ii) payment of the commissions owed to S&N for the Net Sales of Products shown in such report. In addition, Exogen shall provide S&N with reports concerning sales commissions and order activity to the same extent as Exogen generates such reports as of the date of this Agreement. S&N shall have the right upon reasonable notice and during regular business hours to audit the reports delivered to it by Exogen.

                  4. Minimum Number of Orders.

                  (a) Except as otherwise provided in this Agreement, S&N shall place orders with Exogen for not less than the applicable minimum number of Units (the "Minimum Number of Units") of Products set forth below for each year commencing on August 1, 1998 and on August 1 of each year thereafter during the term of this Agreement (each such year being referred to herein as a "Contract Year"). The Minimum Number of Units for Contract Year 1 shall be reduced on a pro rata basis for the period between August 1, 1998 and the date of this Agreement.

Contract Year          Tier 1                 Tier 2               Requisite
                       Minimums               Minimums             Approval
                                                                   Differential
Year 1                 [****]                 [****]               [****]
Year 2                 [****]                 [****]               [****]
Year 3                 [****]                 [****]               [****]

Year 4 and each subsequent year to be negotiated in good faith no sooner than 7 months and no later than 6 months prior to the expiration of the then current Contract Year.

If the parties are unable to agree upon the Minimum Number of Units for any such Contract Year, then this Agreement shall terminate in accordance with the provisions of Section 14(e).

For purposes of this Agreement, a "Unit" shall consist of a main operating unit and a transducer head but shall not include any Units covered by Sections 7(d) and (e). S&N shall not be deemed to have "ordered" a Unit unless and until such Unit has received reimbursement approval and has been shipped and invoiced by Exogen (unless Exogen fails to ship such Unit in accordance with Section 7(a), in which case such Unit shall be deemed to have been shipped in accordance with
Section 7(a)).

(b) Tier 1 Minimums shall apply commencing on the later of [****] or the Requisite Approval Date. "Requisite Approval Date" shall mean the date on which all of the following have occurred: (i) the Pre-Market Approval ("PMA") Supplement for one or more of the Products for [****] fractures has been approved by the U.S. Food and Drug Administration


------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

("FDA"), and (ii) the PMA Supplement for the Exogen 3000 Product has been approved by the FDA, and can be marketed for [****] fresh fractures, and (iii) a favorable national coverage policy for one or more of the Products has been issued by the US Health Care Financing Administration ("HCFA"), (the approvals under clauses (i), (ii) and (iii) being referred to herein as the "Requisite Approval"). Tier 2 Minimums shall apply so long as the Requisite Approval has not occurred.

                      (c) If the Requisite Approval Date occurs during Contract Year 2, the applicable Minimum Number for Contract Year 2 and for Contract Year 3 shall be as follows:


                            (i) The  Minimum  Number for  Contract  Year 2 shall
equal the sum of [****]:

plus the product of (x) a fraction, the numerator of which is the number of days occurring in Contract Year 2 after the Requisite Approval Date and the denominator of which is 365, times (y) [****] (being the Requisite Approval Differential for Contract Year 2 as shown in the above table).

                            (ii) The Minimum  Number for  Contract  Year 3 shall
equal the sum of:

                                    (A)  The  product  of  (A) a  fraction,  the
numerator of which is the number of days in Contract Year 3 ending on or before the first anniversary of the Requisite Approval Date and the denominator of which is 365, times (B) [****] (being the sum of the Tier 2 Minimum for Contract Year 3 plus the Requisite Approval Differential for Contract Year 2, both as shown in the above table); plus

                                    (B)  The  product  of  (A) a  fraction,  the
numerator of which is the number of days in Contract Year 3 ending after such first anniversary and the denominator of which is 365, times (B) [****] (being the sum of the Tier 2 Minimum for Contract Year 3 plus the Requisite Approval Differential for Contract Year 3, both as shown in the above table).

                      (d) If the Requisite Approval Date occurs during Contract Year 3, the applicable Minimum Number for Contract Year 3 shall be the sum of [****]:

plus the product of (x) a fraction, the number of which is the number of days occurring in Contract Year 3 after the Requisite Approval Date and the denominator of which is 365, times (y) [****] (being the Requisite Approval Differential for Contract Year 2 as shown in the above table).

                      (e) If the applicable Minimum Number of Orders is not achieved in any Contract Year, then, at S&N's option, S&N shall do one or a combination of the following:


------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                            (i)  Within 60 days  after the end of such  Contract
Year, S&N shall pay to Exogen its Net Profit on the difference between the applicable Minimum Number for such Contract Year and the actual number of Sales of Products during such Contract Year. "Net Profit" means the average Net Sales price to the patient or third party payor of each Product Sold in the United States during the Contract Year, less S&N's commission and Exogen's Standard Manufacturing Cost, multiplied by the difference between the number of units actually sold and the Minimum Number for that Contract Year. "Standard Manufacturing Cost" means direct materials, direct labor and factory overhead computed in accordance with generally accepted accounting principles consistently applied and averaged for each device on the basis of unit Sales over the Contract Year; and/or

                            (ii) S&N may elect to have the  Minimum  Number  for
the next Contract Year increased by the difference between the number of units actually Sold under this Agreement and the Minimum Number for the applicable Contract Year, up to 10% of the Minimum Number; or

                            (iii) S&N may elect to terminate  this  Agreement on
six months' written notice to Exogen, during which six-month period S&N shall continue to be a sales representative for Products on a non-exclusive basis with no obligation to meet any minimum requirement or to spend any particular amount on marketing, advertising and promotional activities. Any election by S&N under this Subsection (e) shall be exercised by written notice to Exogen no later than 60 days after the end of a Contract Year.


         5. Prices and Terms of Sale. Products shall be offered for Sale by S&N at such prices, discounts, allowances and on such terms of Sale as are established by Exogen from time to time after reasonable consultation with S&N, taking into account manufacturing, sales and marketing costs, customer demand, and competitive factors in the marketplace. S&N shall receive at least 30 days' advance written notice of any change in prices, discounts, allowances and terms of Sale. Current prices, discounts, allowances and terms of Sale, which are set forth in Exhibit B, will not be modified in any material respect prior to December 31, 1998 without the prior written approval of S&N.


         6. S&N's Responsibilities.

                  (a) S&N and its sales representatives and distributors shall regularly call upon or otherwise contact physicians, trauma centers and other organizations and individuals who are in a position to prescribe the use of Products to their patients. Each order for a Product shall be written on an order form to be developed jointly by S&N and Exogen, and shall be submitted promptly to Exogen by S&N along with a physician's prescription and a letter of medical necessity and any other information reasonably required by the applicable third party payor.

                  (b) S&N shall provide reasonable follow up contact with physicians and patients to demonstrate, explain and in-service the use of the Products.

                  (c) S&N shall submit a non-binding sales forecast to Exogen on or prior to the first day of each calendar quarter for the next succeeding twelve-month period. Exogen shall have the right to disapprove the forecast by providing S&N with written notice of disapproval no later than ten (10) days following receipt of the forecast. The forecast shall be deemed approved unless a notice of disapproval is transmitted in accordance with this section. The parties shall negotiate in good faith with respect to any dispute or disagreement concerning the forecast. Such forecast shall be updated more frequently if there is a material change in any information on which the forecast is based.

                  (d) S&N shall incur costs for marketing, advertising and promotional activities in connection with the Products of not less than [****] during each of the first two Contract Years. Such marketing, advertising and promotional activities shall be as agreed upon from time to time by Exogen and S&N in the manner specified in Section 7(j).

                  (e) S&N shall provide a project manager for the Products at S&N's expense. The project manager may support both the Products and other products of S&N. The salary and benefits associated with the project manager shall not be considered as marketing expenses for purposes of Section 6(d).

                  (f) S&N will use diligent efforts to integrate the Products into its distribution structure within its Orthopaedics Division as well as other divisions of S&N throughout the United States to enhance the distribution channels established by Exogen and assigned to S&N as part of this Agreement.

                  (g) Exogen shall enter into service agreements for the benefit of S&N with respect to other equipment, supplies and services as the parties agree may be required or desired for S&N to satisfy its obligations under this Agreement.

         7. Exogen's Responsibilities.

                  (a) Except as provided in Subsection (b), Exogen shall process all orders submitted to it by S&N and shall be responsible for pre-certifying, arranging shipments and making collections from patients and/or their insurers. Exogen shall use diligent efforts to supply Products in excess of the quantities provided for on the forecast delivered under Section 6(c). Provided, however, in no event shall Exogen be obligated to supply Products in excess of [****] of the quantities provided for on the forecast delivered under Section 6(c) shall not constitute a default under this Agreement. Upon receipt from S&N of the documentation required under Section 6(a) and appropriate reimbursement approvals under Section 6(a) of this Agreement, Exogen shall promptly (but no later than 5 days after obtaining such documentation and approvals) ship the Product. Shipments shall be made to S&N or directly to the prescribing physician or patient as S&N shall direct. Each unit shipped shall be accompanied by appropriate

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     [****]  REPRESENTS  MATERIAL WHICH HAS BEEN REDACTED  PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

directions for use and a standard warranty. Exogen shall also transmit an invoice to the patient and/or insurer, as applicable, setting forth the price, discount or allowance, if any, and other terms of Sale. Exogen may reject orders submitted to it by S&N only if Exogen has a good faith belief that the patient and/or insurer may be unable or unwilling to pay the invoice submitted by Exogen. In such a case, Exogen shall give S&N written notice within seven days that the order has been rejected. S&N may then, at its option and on written notice, require Exogen to fill such order and shall indicate in the written notice whether the Units ordered are to be considered PCUs (as defined below). If such Units are not considered PCUs and if the patient and/or insurer should fail to pay Exogen's invoice within 150 days, S&N shall pay Exogen an amount equal to 150% of Exogen's Standard Manufacturing Cost for the Product (less any amount paid by such patient and/or insurer). Exogen shall thereupon assign to S&N all of its legal rights against such patient and/or insurer with respect to such invoice, and S&N shall be entitled to pursue such rights in its own name.

                  (b) S&N shall have the right to visit Exogen's manufacturing facility and to observe the work in process and perform quality and compliance audits during regular business hours on reasonable advance notice to Exogen. The parties shall discuss S&N's observations and findings in good faith, and Exogen will take any corrective actions mutually agreed to by Exogen and S&N resulting from those good faith negotiations at Exogen's expense.

                  (c) Exogen will provide to S&N, at Exogen's cost, a reasonable quantity of training materials, directions for use, advertising materials, catalog sheets and other promotional material. Materials which refer to S&N in any manner shall not be used or distributed without the prior written approval of S&N.

                  (d) At the request of S&N, Exogen shall furnish to S&N up to 150 SAFHS fully operational demonstration units of the model requested by S&N and 150 additional transducer heads during the first two Contract Years at no cost to S&N.

                  (e) During the first two Contract Years, Exogen shall furnish up to [****] Professional Courtesy Units ("PCUs") in the United States at no cost to S&N. PCUs will either be designated by S&N on the orders submitted to Exogen or designated as such in accordance with Section 5.

                  (f) Exogen will maintain a 24-hour a day hot line and toll-free telephone number to respond to inquiries from physicians and patients and will provide reasonable field service assistance as required from time to time. Exogen will also provide other technical support for the Products, including clinical and scientific data collected by Exogen with regard to the use of the Products by patients.


------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (g) Exogen will provide S&N with any changes in the plans or specifications for existing Products or any new Product or improvement or development no later than 60 days prior to implementing any change or initiative. S&N shall have the right to provide comments regarding any such change or initiative and Exogen shall consider such comments in good faith.

                  (h) Exogen shall perform all warranty work on Products and shall process and refurbish all returned Products at its own cost and expense.

                  (i) Exogen shall incur out-of-pocket costs for marketing, advertising and promotional activities in connection with the Products of not less than [****] during each of the first two Contract Years. Such marketing, advertising and promotional activities shall be as agreed upon from time to time by Exogen and S&N and the parties shall develop an annual marketing plan and budget which shall include, without limitation, scientific meeting support, speaker forum activity and third-party payor marketing materials and programs.

                  (j) Exogen  shall not pay or grant any  consideration,  bonus,
stock  option  or  other   benefit  to  any  employee,   distributor   or  sales
representative of S&N or its Affiliates, except as provided in this Agreement.

                  (k) Exogen will provide, during each Contract Year, up to three 2-day training sessions at Exogen's offices, including the cost of the trainers, facilities and equipment required for the training. Exogen shall also reimburse S&N an amount not to exceed [****] in the aggregate during the first two Contract Years for expenses paid or incurred by S&N for training (but in no event including internal personnel or overhead costs of S&N). Exogen shall reimburse S&N for any such expenses associated with training paid by S&N no later than 30 days following receipt of S&N's invoice.

         8. FDA Laws and Regulations.

                  (a) Exogen warrants and represents to S&N that the SAFHS device received PreMarketing Approval ("PMA") from the FDA in October 1994, and that a PMA Supplement for the SAFHS 2000 device was approved by the FDA in March 1997. Exogen will keep such approvals in full force and effect by filing required supplements and annual reports with the FDA. Exogen further warrants and represents that prior to the effective date of this Agreement, Exogen has operated its business in the United States in compliance with all Permits (as defined in the Master Agreement) in all material respects. Exogen has not engaged in any practice or course of conduct, which, if continued or practiced by S&N would result in a material breach of any law, rule or regulation.


------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (b) Products shall be manufactured and labeled by Exogen in accordance with the submissions it has made and the approvals it has received from the FDA in all material respects and in accordance with all laws applicable to the manufacture and labeling of medical devices including the rules and regulations of the FDA and good manufacturing practices. Products or the packaging shall indicate that the Product is manufactured by Exogen and distributed by S&N, and the parties shall mutually agree on the artwork, layout and presentation of company names, trade names, trademarks and logos; provided, however, that Exogen shall have the right to review and approve in advance any material changes to the promotional materials for compliance with FDA labeling requirements and related regulatory issues.

                  (c) Exogen is currently involved in the development of the Exogen (or SAFHS) 3000 device, in submitting a PMA Supplement with the FDA for the Exogen (or SAFHS) 3000 device, and in submitting a PMA Supplement with the FDA for expanded labeling for the SAFHS 2000 device for certain additional indications. Exogen will use its diligent efforts to complete these activities as soon as possible, and to obtain such FDA and other approvals as may be required, in order to market in the United States the Exogen (or SAFHS) 3000 device and the SAFHS 2000 and/or 3000 device for additional indications, all at Exogen's expense. S&N shall be kept advised of the status of the foregoing programs.

         9. HCFA Reimbursement Codes and CPT Codes. Exogen will use its diligent efforts to obtain a favorable national coverage policy from HCFA for the Products for the additional indications referred to above and Current Procedural Terminology ("CPT") codes for all applications of the Products at Exogen's expense. Exogen shall be solely responsible for verifying and using correct and approved code numbers in all billing, reimbursement materials, labeling and advertising and promotional material.

         10. Warranty Disclaimer; Limitation of Liability.

                  (a) Except as specifically set forth in this Agreement, Exogen makes no warranties to S&N with respect to the Products or any services. Exogen disclaims all implied warranties, including warranties of merchantability and fitness for a particular purpose.

                  (b) Neither Exogen nor S&N shall in any event be liable for any loss of profits, or for any special, incidental or consequential damages arising out of or in connection with the sale, use or performance of the Products.

                  (c) In no event will Exogen be liable for: (i) damages caused by S&N's failure to perform its covenants and responsibilities under this Agreement and the Master Agreement, by reason of S&N's negligence or otherwise (other than failures by S&N that are caused by Exogen's failure to perform its covenants and responsibilities); or (ii) damages caused by repairs or alterations to Products by S&N, its Affiliates, distributors and sales representatives.

         11. Insurance. Exogen warrants and represents to S&N that it has products liability insurance coverage for its SAFHS devices in the amount of $3 million per occurrence and $3 million in the aggregate, and additional umbrella coverage in the amount of $10 million per occurrence and $10 million in the aggregate. Exogen shall name S&N as an additional party insured under all such policies, shall maintain such coverage during the term of this Agreement and shall, upon request from S&N from time to time, direct the carriers to issue certificates confirming that such coverage is in effect.

         12. Arbitration. Disputes regarding this Agreement shall be resolved through arbitration by a single, qualified arbitrator selected by mutual decision of the parties from three candidates furnished by the then President of the Health Industry Manufacturers Association ("HIMA"). If the President of HIMA is unwilling or unable to provide a list of candidates, the candidates shall be proposed by the American Arbitration Association, Wilmington, Delaware office, from its Large, Complex Dispute Panel. If the parties are unable to mutually select the single arbitrator from said list, then the arbitrator shall be selected by said American Arbitration Association, Wilmington, Delaware office. The arbitration proceedings shall be conducted in accordance with the then current Rules for Large, Complex Disputes of the American Arbitration
Association, or in accordance with such other rules or procedures as the Arbitrator may specify. The arbitration shall take place in Wilmington, Delaware. Each party will bear its own arbitration expenses plus one-half of the arbitrator's fee. The ruling of the arbitrator shall be final and binding.

         13. Assignment and Successors. Neither this Agreement nor any rights granted hereunder may be assigned or transferred by either party except with the prior written consent of the other party or in accordance with Section 7(b) of the Master Agreement. Such consent shall not be unreasonably withheld, except in the case of assignment to an Affiliate , in which case such consent shall not be required. Any purported assignment which requires consent shall be void without consent. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors and assigns of Exogen and S&N. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party.

         14. Effective Date, Term and Termination.

                  (a) This Agreement shall become effective on August 10, 1998 and shall remain in effect to and including August 9, 2008 or until the execution and delivery of the U.S. Stocking Distribution Agreement (as such term is defined in the Master Agreement) unless sooner terminated by mutual consent or pursuant to Subsection 16(c).

                  (b) S&N shall  have the right and  option to renew the term of this Agreement for successive three year terms, each upon mutually acceptable terms and conditions. S&N shall exercise these renewal options by providing Exogen with written notice no later than six months prior to the expiration of the current term. The parties shall negotiate in good faith. In the event the parties are unable to mutually agree upon such terms and conditions upon the expiration of the initial term, S&N shall have the right to extend the term of this Agreement for one five year period on the terms and conditions then in effect, except that: S&N's appointment shall be non-exclusive; there shall be no Minimum Number of Units; and S&N shall not be entitled to any improvements or enhancements incorporated into the Products on a commercialized basis during the five year extension term. Notwithstanding the foregoing, if any improvements or enhancements are incorporated into the Products on a commercialized basis during that period, Exogen shall notify S&N in writing and shall provide a description of the improvements or enhancements and an offer whereby Exogen would include the improvements and enhancements under this Agreement ("Initial Offer"). S&N shall have thirty (30) days from receipt of the Initial Offer to accept the Initial Offer by providing written notice to Exogen. Thereafter, the parties shall negotiate in good faith with respect to an amendment to this Agreement which includes the improvements or enhancements as a Product under this Agreement. If S&N does not accept the Initial Offer, then Exogen shall be permitted to execute a sales representative or distribution agreement with a third party provided the terms and conditions of such agreement are no more favorable to the third party than the Initial Offer. If the terms of the proposed agreement with a third party ("Third Party Terms") are more favorable to the third party than the Initial Offer, then Exogen shall provide written notice to S&N together with the Third Party Terms and S&N shall have a period of thirty (30) days from receipt to provide written notice to Exogen that S&N is willing to accept the Third Party Terms. If S&N provides a written acceptance, the parties shall execute an amendment to this Agreement incorporating the Third Party Terms. If S&N fails to accept, then Exogen shall be permitted to enter into an agreement with the third party on the Third Party Terms. Any dispute as to whether the Third Party Terms are more favorable to the third party than the Initial Offer shall be decided by arbitration in accordance with Section 12.

                  (c) This Agreement may be terminated at any time by either party in the event of a material default by the other party, provided that the party seeking to terminate the Agreement gives the other party written notice of the default and a period of 60 days in which to cure the default. If this Agreement is terminated pursuant to this Subsection (c), in addition to all rights and remedies any party may have available at law or at equity, all orders outstanding on the date of termination will be honored by Exogen and all commissions due to S&N will be paid. If the material default is a result of Exogen's failure to provide or supply Products in accordance with this Agreement, S&N may elect not to terminate this Agreement, S&N shall retain all of its rights under this Agreement and require Exogen to satisfy all other obligations and responsibilities hereunder to the extent Exogen is able to perform. If Exogen is not able to satisfy such other obligations and responsibilities, S&N shall be permitted to do so.

                  (d) If the Agreement should be terminated because of a material default on the part of S&N, S&N will within 60 days after the date of termination pay to Exogen in a lump sum [****] and will assign to Exogen all agreements relating to the Products with its distributors and, if requested by Exogen, terminate its relationship with respect to the Transferred Employees. In addition, S&N will allow Exogen to offer employment to all Transferred Employees who remain employed by S&N and shall cooperate with Exogen in the transfer of any such individuals who accept re-employment with Exogen. Provided, however, S&N shall not be liable or responsible if Transferred Employees do not wish to be re-employed by Exogen or elect to remain an employee of S&N. Nothing in this
Section  14(d) shall limit the rights and

------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

remedies of Exogen at law or in equity with respect to Losses (as defined in Section 12.2 of the Master Agreement) from third party claims.

                  (e) If the parties are unable to agree upon the Minimum Number of Units in accordance with Section 4(a), then this Agreement shall terminate six months following the end of the then current Contract Year. During the six month period S&N shall have the right to continue to be a sales representative for Products on a non-exclusive basis with no obligation to meet any minimum requirement or to spend any particular amount on marketing, advertising and promotional activities. During the six month period the parties shall cooperate in good faith to unwind this Agreement. At the end of the six month period S&N will assign to Exogen all agreements relating to the Products with its distributors and, at Exogen's election, terminate its relationship with respect to the Transferred Employees. In addition, S&N will allow Exogen to offer employment to all Transferred Employees who remain employed by S&N and shall cooperate with Exogen in the transfer of any such individuals who accept re-employment with Exogen. Provided, however, S&N shall not be liable or responsible if Transferred Employees do not wish to be re-employed by Exogen or elect to remain an employee of S&N.

         15. Relationship of Parties. The parties hereto are independent contractors. This Agreement shall not create any partnership or joint venture relationship. Neither party has the authority, right or ability to bind or commit the other in any way (including, without limitation, by S&N accepting orders) and will not attempt to do so or imply that it may do so.

         16. Miscellaneous.

                  (a) This Agreement shall be governed by the substantive law of the State of Delaware. Any action to enforce the arbitration provisions of this Agreement pursuant to Section 14, or any arbitration award, may be brought in any State or Federal Court in the United States where the party is subject to personal jurisdiction.

                  (b) This Agreement, together with all Exhibits attached hereto, the Master Agreement and the other agreements contemplated by the Master Agreement represent the entire agreement of the parties with respect to the subject matter hereof.

                  (c) This Agreement may be amended only by an agreement in writing executed by both parties.

                  (d) The obligations of the parties under this Agreement shall be subject to Government regulations, significant material shortages, labor disputes, war, embargoes, and causes beyond the reasonable control of a party. The party whose performance is prevented or delayed as the result of any of the foregoing shall use continuous, diligent efforts to remedy its inability to perform.

                  (e) If one of the provisions of this Agreement should be declared void or unenforceable, the remaining terms of the Agreement shall continue in full force and effect unless such construction is unreasonable.

                  (f) This Agreement may be signed in one or more counterparts.

                  (g) All notices shall be deemed complete on transmission by facsimile or within ten days from the date of mailing if sent by registered or certified mail. Notices shall be sent to the addresses set forth above unless either party designates a different address.


                           [SIGNATURE PAGE TO FOLLOW]

August 10, 1998                     EXOGEN, INC.



                                    By:   /s/ Patrick A. McBrayer
                                          -----------------------
                                    Name: Patrick A. McBrayer
                                    Title: President and Chief Executive Officer






                                    SMITH & NEPHEW, INC.



                                    By:     /s/ B.J. Splan
                                            ---------------------
                                    Name:   B.J. Splan
                                    Title:  President
                                            Healthcare Division






                               [SIGNATURE PAGE TO
                  UNITED STATES SALES REPRESENTATIVE AGREEMENT]

                                    EXHIBIT A

                              CURRENT ARRANGEMENTS
                             IN CERTAIN TERRITORIES

Contract Term/   Contract Executed    Agency    Key Contact    General Territory
Change Notice



                                     [****]




------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B

                          PRICES, DISCOUNTS, ALLOWANCES
                                AND TERMS OF SALE


List Price

SAFHS(R)Model 2A   $2,950    (devices shipped prior to May 1997.  The Company
                             ceased selling the model 2A in the United States in May 1997)

SAFHS 2000(R)      $3,500    (commenced commercial distribution in May 1997 in
                             the United States)


[****]


Standard Warranty and Return Policy


Attached is the Company's Service Agreement which outlines the Company's support for the device while the patient is under treatment.



------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Multi-Part Form - Press Hard/Use Ballpoint Pen                                  Please sign where "x" appears and date your
signature.

EXOGEN(R), INC.                                                                         Tel:  800-396-4325 & 732-981-0990
10 Constitution Ave., P.O. Box 6860, Piscataway, N.J. 08855, U.S.A.                     Fax:  800-836-5474
(I.R.S. Identification No. 22-3208468)

--------------------------------------------------------------------------------
                                SERVICE AGREEMENT

Dear Patient: Please read the entire Service Agreement. Record the main operating unit (MOU) serial number on the bottom of this form. The serial number is located on the backside of the MOU. Please sign both areas indicated by "X" and return the white copy in the enclosed business reply envelope or fax a copy to 800-836-5474. You should retain the yellow copy for your records.


Exogen, Inc. agrees to provide _______________________________________  ("USER")
with a SAFHS(R) treatment device subject to the following:

TERMS: This agreement shall become effective when signed by the User. The agreement will continue until the attending physician determines that the treatment is no longer necessary. The User will then ship the equipment back to Exogen following the instructions included in the device container. All shipping charges will be paid by Exogen.

SERVICE CHARGE: The service charge for this treatment service will be $3,500. The User is responsible for the payment of the service charge and may assign his/her insurance benefits to pay Exogen for the service charge. If the User assigns his/her insurance benefits to Exogen, the User will remain responsible for any co-payment or deductible insurance balance not paid by their insurer. If payments are received from insurers and/or the patient in excess of the service charge, Exogen will refund the balance to the patient or appropriate third party insurer.

THE EQUIPMENT: The equipment is the sole property of Exogen, Inc. Exogen agrees to maintain the equipment in proper working order at no charge to the User except for those service costs that might result from improper use or accidental damage to the equipment.

OBLIGATION OF THE USER: Exogen is not prescribing a course of treatment for the User. The company merely provides instructions for the proper use of the equipment for whatever indication is prescribed by the physician. Exogen may terminate this agreement if the User attempts, or allows any other party to attempt to make any unauthorized use, inspection, repair, or adjustment to, or to make available to any other party the content, design, or mechanism of the equipment. The User understands that the equipment is intended only for their personal use. The User agrees to handle and use the equipment with reasonable care. CAUTION: Federal law restricts this device to be used on the prescription of a physician. Use is restricted to the individual for whom it is prescribed.

COLLECTING MEDICAL INFORMATION: Exogen is required by the Food and Drug Administration (FDA) to collect certain patient, fracture and physician information and to maintain a registry and collect follow-up data pertaining to healing on all patients for whom SAFHS(R) therapy is prescribed. Confidentiality of your records will be maintained and access will be limited to specific Exogen clinical personnel and FDA employees as required. You will not be identified by name at any time. If you do not wish to allow Exogen to collect this information, please check the following box. |_| I will not allow Exogen to collect information.

MISCELLANEOUS: This agreement cannot be assigned by the User but is enforceable against and binding on the User's successors and legal representative. This agreement shall be governed by and construed in accordance with the internal law of the State of New Jersey.


              USER SIGNATURE: X ________________________________________________
                                                          (User/Parent/Guardian)
              DATE: _______________

--------------------------------------------------------------------------------
AUTHORIZATION TO RELEASE INFORMATION AND ASSIGNMENT OF INSURANCE BENEFITS TO PROVIDER (EXOGEN, INC.)


I certify that the information given by me in applying for payment to my private health insuring organizations and/or State Medical Assistance Program and/or Federal Government's Medicare program is correct. I authorize the release, to Exogen and their representatives, of any medical or other information about me which may be required for the processing and payment of this claim with the insuring organizations (private, State or Federal Government). I request that payment of authorized benefits be made on my behalf and I assign the benefits payable for the service performed by Exogen (service charge for the use of the SAFHS(R) treatment device) to Exogen. Although I recognize that I have the primary responsibility for contacting and submitting claims to my health insurance organization (private, State or Federal Government), I authorize Exogen to submit a claim to any of my insurers as may be required.

Although I may be covered by one or more insuring organizations (private, State or Federal Government) I hereby personally assume all amounts owing for the described services of Exogen (described in service agreement above). This includes any amounts not paid by the insuring organization. For outpatient services, I request that this authorization apply for the entire treatment period:


SIGNATURE OF INSURED PARTY:  X_______________________________ DATE:  ___________

--------------------------------------------------------------------------------


DEVICE APPLICATION PERFORMED BY: ___________________________  DATE:  ___________


MOU SERIAL #:  ______________________________________________
(located on the back of the Main Operating Unit at the bottom of the label)

                                    EXHIBIT C

                        POTENTIALLY TRANSFERRED EMPLOYEES

    Name (L, F, M)                    Volume %                        Units [a]

[****]                                   na                            [****]

[****]                                   16%                           [****]

[****]                                   7%                            [****]

[****]                                   8%                            [****]

[****]                                   9%                            [****]

[****]                                   9%                            [****]

[****]                                   6%                            [****]

[****]                                   na                            [****]

[****]                                   9%                            [****]

[****]                                   7%                            [****]

[****]                                   6%                            [****]

[****]                                   10%                           [****]

[****]                                   13%                           [****]

         Total                          100%                           [****]



------------
     [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  This Assignment and Assumption Agreement ("Assignment") is entered into this 10th day of August 1998, by and between Smith & Nephew, Inc., a Delaware corporation ("Assignee"), and Exogen, Inc., a Delaware corporation ("Assignor").

                                    RECITALS

                  WHEREAS, Assignor and Assignee have entered into that certain U.S. Sales Representative Agreement, dated the date hereof (the "Sales Rep Agreement") by and between Assignor and Assignee, providing among other things for the assignment by Assignor of the Distribution Agreements listed on Exhibit A to the Sales Rep Agreement) (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Sales Rep Agreement);

                  NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Assignment and Assumption. Assignor hereby assigns, sells, conveys, sets over, transfers and delivers unto Assignee, effective as of the Initial Closing Date, and Assignee hereby accepts and assumes, all of Assignor's right, title and interest in and to all the Distribution Agreements. Except as set forth in Section 2(a) of the Sales Rep Agreement, Assignee hereby assumes, agrees to pay, perform and discharge when due, any liability or obligation with respect to the Distribution Agreements arising on and after the Initial Closing Date.

                  2. Entire Agreement; Amendment. This Assignment, together with the Master Agreement and the Sales Rep Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Neither this Agreement nor any provisions hereof may be modified, amended or waived except by the written agreement of the parties hereto.

                  3. Effect. Notwithstanding any other provisions of this Assignment to the contrary, nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of rights and remedies, and any of the obligations and indemnifications of Assignor or Assignee set forth in the Sales Rep Agreement or the Master Agreement nor shall this Assignment expand or enlarge any remedies under the Sales Rep Agreement or the Master Agreement including without limitation any limits on indemnification specified therein. This Assignment is intended only to effect the transfer of certain rights and obligations transferred pursuant to the Sales Rep Agreement and shall be governed entirely in accordance with the terms and conditions of the Sales Rep Agreement and the Master Agreement.

                  4. Additional Documents and Further Assurances. From time to time after the date hereof, Assignor will execute and deliver, or cause its affiliates to execute and deliver, to Assignee such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Assignee or its counsel in order to vest in Assignee all right, title and interest of Assignor in and to the Distribution Agreements and otherwise in order to carry out the purpose and intent of this Assignment.

                  5. Governing Law. This Assignment shall in all respects be construed in accordance with and governed by the laws of the State of Delaware without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of Delaware in the governing law).

                  6. Counterparts. This Agreement may be executed in any number of counter parts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.


                                    Exogen, Inc.


                                    By: /s/ Patrick A. McBrayer
                                        -----------------------
                                    Name: Patrick A. McBrayer
                                    Title: President and Chief Executive Officer
                                    Address:  10 Constitution Avenue
                                              P.O. Box 6860
                                              Piscataway, NJ 08855
                                   Facsimile Number: (732) 981-0648


                                   Smith & Nephew, Inc.


                                   By: /s/ B.J. Splan
                                       ------------------------
                                   Name: B.J. Splan
                                   Title: President, Healthcare Division
                                   Address:  1450 Brooks Road.
                                             Memphis, TN 38116
                                   Facsimile Number: (901) 396-7824